FOR IMMEDIATE RELEASE

SunPower Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Second-Quarter 2009 Results

•	Q2 2009 revenue of $298 million, GAAP EPS of $0.26 and non-GAAP EPS of $0.24
•	Raised $458 million in a successful equity and convertible debt offering
•	Implemented a regional panel manufacturing strategy
•	Launched the company’s new T5 fixed-tilt commercial roof mounting system
•	Substantially completed a 25 megawatt project for Florida Power & Light
•	Expanded to approximately 600 SunPower dealers worldwide
•	Signed a $100 million commercial project financing agreement with Wells Fargo Bank

SAN JOSE, Calif., -- July 23, 2009 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2009 second quarter which ended June 28, 2009.  Revenue for the 2009 second quarter was $298 million which compares to revenues of $214 million in the first quarter of 2009 and $383 million in the second quarter of 2008.  The company’s Components and Systems segments accounted for 63% and 37% of second-quarter 2009 revenue, respectively.

“Our second-quarter results reflect the continued success of our diversified segment and market strategy as we benefited from the further growth in our dealer network and executed on our large scale project commitments,” said Tom Werner, SunPower’s CEO.  “Additionally, our operational focus during the quarter enabled us to show progress in reducing inventory levels and in controlling variable expenses.  Our long-term strategy to build our brand based on superior experience, technology and return is paying off.  As a result, we have successfully adjusted pricing to maintain market share and our price premium.

“Overall, we recorded solid second-quarter results in a demand driven market, consistent with our operating plan.  In all of our markets, we are encouraged by the improving industry trends we are seeing in both end demand and financing and we are well positioned for further growth in the second half of the year and 2010.  Our manufacturing costs are competitive today and we are ahead of plan to achieve our cost reduction goals.  Customers continue to choose SunPower due to our superior roof top and power plant experience, industry leading performance of our solar panels and tracking technology, and our ability to drive attractive project returns for our customers.”

On a Generally Accepted Accounting Principle (GAAP) basis for the 2009 second quarter, SunPower reported gross margin of 19.6%, operating income of $9.9 million and net income per share of $0.26.  GAAP net income per diluted share for the second quarter of 2009 includes a $21.2 million, or $0.21 per diluted share, non-taxable gain related to the company’s recent securities offering and a $5.9 million, or $0.04 per diluted share for non-cash interest charges associated with the adoption of the new FSP APB 14-1 accounting rule, which impacts how companies account for interest expense on convertible bonds.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets of $4.1 million, stock-based compensation of $11.6 million and non-cash interest expense of $5.9 million, SunPower reported total gross margin of 22.6%.  Gross margin for the second quarter was negatively impacted by approximately $12 million from lower factory utilization due to the company’s planned transition to a demand driven manufacturing strategy, which successfully focused on reducing inventory levels. Operating income for the quarter was $26.8 million and net income per diluted share was $0.24.  This compares with first quarter 2009 non-GAAP gross margin of 24.3%, operating income of $11.5 million and $0.05 net income per diluted share.  For the 2009 second quarter, the Components segment non-GAAP gross margin was 24.6% and Systems segment gross margin was 18.9%.

Diluted shares outstanding for the second quarter of 2009 reflect the impact of the company’s recent capital raise completed May 5, 2009.

2009 Guidance
The company adjusted its fiscal year 2009 total company non-GAAP guidance as follows: total revenue of $1.35 billion to $1.7 billion, which compares to previous guidance of $1.3 billion to $1.7 billion, net income per diluted share of $1.15 to $1.60 and production of approximately 400 megawatts. The company’s 2009 capital expenditure outlook remains unchanged at $250 million to $300 million. Full year 2009 non-GAAP earnings per share guidance was adjusted to reflect the capital raise completed in May 2009.

“Our current pipeline and backlog gives us confidence that we will be able to meet our second half 2009 guidance.  This confidence stems from a number of large systems we expect to have financed in the third quarter, as well as the positive trends we are seeing in the commercial and residential segments,” said Dennis Arriola, SunPower’s CFO.

For fiscal year 2009, the company expects the following total company GAAP results: revenue of $1.35 billion to $1.7 billion and net income per diluted share of $0.45 to $0.90.  GAAP earnings per share guidance includes a $0.21 per share one-time, non-taxable gain related to the company’s recent offering and an approximately $0.12 expense for non-cash charges related to the company’s previous adoption of FASB accounting rule FSB APB 14-1.

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP figures are reconciled to the closest GAAP equivalent figures on the final page of this press release.  Please note that the company has posted supplemental information and slides related to its second-quarter 2009 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “improving,” “trends,” “plan,” “growth,” “guidance,” “outlook,” “pipeline,” “backlog,” “will,” and “expect” to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) improving industry trends in end demand and financing; (b) achieving cost reduction goals; (c) growth opportunities in the second half of the year and 2010; (d) GAAP and non-GAAP fiscal year 2009 total revenue and net income per diluted share; (e) 2009 expected production and capital expenditures; (f) meeting second half 2009 guidance based on pipeline and backlog; (g) financing for large systems in the third quarter; (h) positive trends in the commercial and residential segments; and (i) non-cash interest charges associated with the adoption of the new FSP APB 14-1 accounting rule.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) the company’s ability to obtain and maintain an adequate supply of raw materials and components, as well as the price it pays for such items; (ii) general business and economic conditions, including seasonality of the industry; (iii) growth trends in the solar power industry; (iv) the continuation of governmental and related economic incentives promoting the use of solar power; (v) the improved availability of third-party financing arrangements for the company’s customers; (vi) construction difficulties or potential delays, including permitting and transmission access and upgrades; (vii) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (viii) manufacturing difficulties that could arise; (ix) the success of the company’s ongoing research and development efforts to compete with other companies and competing technologies; (x) unanticipated changes in the GAAP expense for non-cash charges related to the adoption of FASB accounting rule 14-1; and (xi) other risks described in the company’s Annual Report on Form 10-K for the year ended December 28, 2008, its Quarterly Report on Form 10-Q for the quarter ended March 29, 2009, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Segment Reporting Information

For second-quarter 2009 reporting purposes, the Systems segment generally represents products and services sold directly to the system owner.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue. The Components segment primarily represents products sold to installers and resellers.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation, impairment of long-lived assets, interest expense, and their related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
The Company reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2009 consists of 53 weeks while fiscal year 2008 consisted of 52 weeks. The second quarter of fiscal 2009 ended on June 28, 2009 and the second quarter of fiscal 2008 ended on June 29, 2008.

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SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Jun. 28,	Dec. 28,
	2009	2008

ASSETS

Cash and cash equivalents	$456,835	$202,331
Restricted cash	217,538	175,277
Investments	19,278	40,756
Accounts receivable, net	219,644	194,222
Costs and estimated earnings in excess of billings	11,133	30,326
Inventories	262,893	251,542
Prepaid expenses and other assets	208,086	175,005
Advances to suppliers	141,148	162,610
Property, plant and equipment, net	683,011	629,247
Goodwill and other intangible assets, net	230,782	236,210

Total assets	$2,450,348	$2,097,526

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$151,987	$263,241
Accrued and other liabilities	163,872	191,140
Long-term debt	136,338	54,598
Convertible debt	532,840	357,173
Billings in excess of costs and estimated earnings	50,710	11,806
Customer advances	102,216	110,394

Total liabilities	1,137,963	988,352

Stockholders' equity	1,312,385	1,109,174

Total liabilities and stockholders' equity	$2,450,348	$2,097,526

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28,	Mar. 29,	Jun. 29,	Jun. 28,	Jun. 29,
	2009	2009	2008	2009	2008

Revenue:
Systems	$108,724	$106,097	$270,593	$214,821	$449,444
Components	188,920	107,690	112,158	296,610	207,008
	297,644	213,787	382,751	511,431	656,452

Cost of revenue:
Cost of systems revenue	91,793	88,351	209,223	180,144	352,487
Cost of components revenue	147,388	77,688	80,688	225,076	157,930
	239,181	166,039	289,911	405,220	510,417

Gross margin	58,463	47,748	92,840	106,211	146,035

Operating expenses:
Research and development	6,853	7,964	4,813	14,817	9,455
Selling, general and administrative	41,755	42,283	43,208	84,038	77,066

Total operating expenses	48,608	50,247	48,021	98,855	86,521

Operating income (loss)	9,855	(2,499)	44,819	7,356	59,514

Other income (expense):
Gain on purchased options	21,193	—	—	21,193	—
Interest and other income (expense), net	(5,956)	(12,094)	(7,378)	(18,050)	(8,813)

Other income (expense), net	15,237	(12,094)	(7,378)	3,143	(8,813)

Income (loss) before income taxes and equity in earnings of unconsolidated investees	25,092	(14,593)	37,441	10,499	50,701

Income tax provision (benefit)	4,054	(8,562)	7,614	(4,508)	9,419

Income (loss) before equity in earnings of unconsolidated investees	21,038	(6,031)	29,827	15,007	41,282

Equity in earnings of unconsolidated investees, net of taxes	3,133	1,245	1,330	4,378	1,874

Net income (loss)	$24,171	$(4,786)	$31,157	$19,385	$43,156

Net income (loss) per share of class A and class B common stock:
- Basic	$0.27	$(0.06)	$0.39	$0.22	$0.54
- Diluted	$0.26	$(0.06)	$0.37	$0.22	$0.51

Weighted-average shares:
- Basic	90,873	83,749	79,412	87,311	79,188
- Diluted	98,412	83,749	83,365	89,110	83,182

(In thousands, except per share data)
	THREE MONTHS ENDED			SIX MONTHS ENDED		THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28,	Mar. 29,	Jun. 29,	Jun. 28,	Jun. 29,	Jun. 28,	Mar. 29,	Jun. 29,	Jun. 28,	Jun. 29,
	2009	2009	2008	2009	2008	2009	2009	2008	2009	2008
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$58,463	$47,748	$92,840	$106,211	$146,035	$67,128	$51,864	$101,021	$118,992	$166,719
Operating income (loss)	$9,855	$(2,499)	$44,819	$7,356	$59,514	$26,840	$11,536	$67,605	$38,376	$106,702
Net income (loss) per share of class A and class B common stock:
-Basic	$0.27	$(0.06)	$0.39	$0.22	$0.54	$0.25	$0.05	$0.63	$0.31	$1.03
-Diluted	$0.26	$(0.06)	$0.37	$0.22	$0.51	$0.24	$0.05	$0.60	$0.30	$0.98

 About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets, stock-based compensation, impairment of long-lived assets and interest expense, non-cash gain on purchased options related to the Company’s convertible debt offering, and the related tax effects of these non-GAAP adjustments. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets, stock-based compensation, impairment of long-lived assets, interest expense and a gain on purchased options related to the Company’s convertible debt offering. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation, impairment of long-lived assets and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of revenue of SunPower’s core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation, impairment of long-lived assets and interest expense. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, stock-based compensation, impairment of long-lived assets, interest expense, a gain on purchased options related to the Company’s convertible debt offering and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in the industry.

Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of Cypress acquiring the company in November 2004, in which Cypress’ cost of purchased technology, patents and tradenames is reflected in the Company’s financial statements. In addition, SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, purchased technology, patents and tradenames. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Impairment of long-lived assets. SunPower incurred an impairment of long-lived assets in the first quarter of fiscal 2008 totaling $5.5 million, which relates to the discontinuation of the Company’s imaging detector product line and for the write-off of certain solar manufacturing equipment which became obsolete due to new processes. The costs associated with a $3.3 million write-off of certain solar product manufacturing equipment were recovered from the vendor in the third quarter of fiscal 2008. SunPower excluded this item because the expense is not reflective of its ongoing operating results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of long-lived assets.

o  Non-cash interest expense. Under FSP APB 14-1, SunPower separately accounts for the liability and equity components of its convertible debt in a manner that reflects interest expense equal to SunPower’s non-convertible debt borrowing rate. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

o  Gain on purchased options related to the Company’s convertible debt offering. In connection with the issuance of its 4.75% senior convertible debentures in May 2009, SunPower entered into certain convertible debenture hedge transactions with respect to its class A common stock intended to reduce the potential dilution that would occur upon conversion of the debentures. Under EITF 07-5, the convertible debenture hedge transactions consisting of call option instruments are deemed to be a mark-to-market derivative during the period in which the over-allotment option in favor of the debenture underwriters is unexercised. SunPower entered into the underwriting agreement on April 28, 2009 and the debenture underwriters exercised the over-allotment option on April 29, 2009. During the one-day period that the underwriters’ over-allotment option was outstanding, SunPower’s class A common stock price increased substantially. SunPower excluded the $21.2 million gain relating to the purchased options from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash income from a gain on purchased options.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28,	Mar. 29,	Jun. 29,	Jun. 28,	Jun. 29,
	2009	2009	2008	2009	2008

GAAP gross margin	$58,463	$47,748	$92,840	$106,211	$146,035
Amortization of intangible assets	2,795	2,793	2,907	5,588	6,119
Stock-based compensation expense	4,630	823	5,129	5,453	8,843
Impairment of long-lived assets	—	—	—	—	5,489
Non-cash interest expense	1,240	500	145	1,740	233
Non-GAAP gross margin	$67,128	$51,864	$101,021	$118,992	$166,719

GAAP operating income (loss)	$9,855	$(2,499)	$44,819	$7,356	$59,514
Amortization of intangible assets	4,098	4,052	4,034	8,150	8,351
Stock-based compensation expense	11,647	9,483	18,607	21,130	33,115
Impairment of long-lived assets	—	—	—	—	5,489
Non-cash interest expense	1,240	500	145	1,740	233
Non-GAAP operating income	$26,840	$11,536	$67,605	$38,376	$106,702

NET INCOME (LOSS) PER SHARE:
	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28,	Mar. 29,	Jun. 29,	Jun. 28,	Jun. 29,
	2009	2009	2008	2009	2008

Basic:
GAAP net income (loss) per share	$0.27	$(0.06)	$0.39	$0.22	$0.54
Reconciling items:
Amortization of intangible assets	0.04	0.05	0.05	0.09	0.10
Stock-based compensation expense	0.13	0.11	0.23	0.24	0.41
Impairment of long-lived assets	—	—	—	—	0.07
Non-cash interest expense	0.06	0.06	0.05	0.12	0.11
Gain on purchased options	(0.23)	—	—	(0.23)	—
Tax effect	(0.02)	(0.11)	(0.09)	(0.13)	(0.20)

Non-GAAP net income per share	$0.25	$0.05	$0.63	$0.31	$1.03

Diluted:
GAAP net income (loss) per share	$0.26	$(0.06)	$0.37	$0.22	$0.51
Reconciling items:
Amortization of intangible assets	0.04	0.05	0.05	0.09	0.10
Stock-based compensation expense	0.11	0.11	0.22	0.24	0.39
Impairment of long-lived assets	—	—	—	—	0.07
Non-cash interest expense	0.06	0.06	0.05	0.12	0.10
Gain on purchased options	(0.21)	—	—	(0.24)	—
Tax effect	(0.02)	(0.11)	(0.09)	(0.13)	(0.19)

Non-GAAP net income per share	$0.24	$0.05	$0.60	$0.30	$0.98

Weighted-average shares:

GAAP net income (loss) per share:
- Basic	90,873	83,749	79,412	87,311	79,188
- Diluted	98,412	83,749	83,365	89,110	83,182

Non-GAAP net income per share:
- Basic	90,873	83,749	79,412	87,311	79,188
- Diluted	98,412	85,579	83,365	89,110	83,182

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	June 28, 2009
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$954	$—	$1,303	$—	$—
Stock-based compensation expense	1,474	3,156	1,482	5,535	—	—
Non-cash interest expense	347	893	—	—	4,675	—
Gain on purchased options	—	—	—	—	(21,193)	—
Tax effect	—	—	—	—	—	(1,873)
	$3,662	$5,003	$1,482	$6,838	$(16,518)	$(1,873)

	March 29, 2009
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$952	$—	$1,259	$—	$—
Stock-based compensation expense	298	525	1,431	7,229	—	—
Non-cash interest expense	230	270	—	—	4,521	—
Tax effect	—	—	—	—	—	(9,547)
	$2,369	$1,747	$1,431	$8,488	$4,521	$(9,547)

	June 29, 2008
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$1,066	$—	$1,127	$—	$—
Stock-based compensation expense	2,239	2,890	972	12,506	—	—
Non-cash interest expense	65	80	—	—	4,150	—
Tax effect	—	—	—	—	—	(7,543)
	$4,145	$4,036	$972	$13,633	$4,150	$(7,543)

	SIX MONTHS ENDED

	June 28, 2009
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$3,682	$1,906	$—	$2,562	$—	$—
Stock-based compensation expense	1,772	3,681	2,913	12,764	—	—
Non-cash interest expense	577	1,163	—	—	9,196	—
Gain on purchased options	—	—	—	—	(21,193)	—
Tax effect	—	—	—	—	—	(11,420)
	$6,031	$6,750	$2,913	$15,326	$(11,997)	$(11,420)

	June 29, 2008
	Gross Margin		Research and development	Selling, general and administrative	Interest and other income (expense), net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$4,009	$2,110	$—	$2,232	$—	$—
Stock-based compensation expense	4,750	4,093	1,783	22,489	—	—
Impairment of long-lived assets	1,343	4,146	—	—	—	—
Non-cash interest expense	101	132	—	—	8,446	—
Tax effect	—	—	—	—	—	(16,254)
	$10,203	$10,481	$1,783	$24,721	$8,446	$(16,254)